Exhibit 10.19

FOURTH AMENDMENT OF ESI PENSION PLAN

This Fourth Amendment of the ESI Pension Plan (the “Plan”) is adopted by ITT Educational Services, Inc. (the “Employer”).

Background

A. The Employer originally established the Plan effective June 9, 1998.

B. The Plan was amended and restated in its entirety effective January 1, 2006.

C. The 2006 restatement of the Plan has been amended by a First Amendment, a Second Amendment and a Third Amendment.

D. The Employer now wishes to amend the Plan further.

Amendment

Effective January 1, 2011, Section 6.04 of the Plan is amended to read as follows:

Section 6.04. Interest Credits.

(a) Until his Annuity Starting Date, for the balance of the Member’s Cash Balance Account that is attributable to amounts credited as of December 31, 2001 (“Pre-2002 Balance”), a Member’s Cash Balance Account will be credited each Plan Year with an interest credit of 5% of the Member’s Pre-2002 balance as of the last day of the prior Plan Year. Interest credits under this Subsection will be credited as of the last day of the Plan Year, except that if a Member’s Annuity Starting Date is other than the last day of a Plan Year, the Member’s interest credit for the Plan Year in which his Annuity Starting Date occurs (1) will be credited to his Cash Balance Account on or before his Annuity Starting Date and (2) will be equal to 5%, reduced as described in the following sentence, of the Member’s Pre-2002 Balance as of the last day of the prior Plan Year. A Member’s reduced interest credit will be equal to 5% multiplied by a fraction, the numerator of which is the number of calendar months in the Plan Year up to but not including the month in which his Annuity Starting Date occurs and the denominator of which is 12.

(b) Until his Annuity Starting Date, for that portion of a Member’s Cash Balance Account that is attributable to amounts credited after December 31, 2001 (“Post-2002 Balance”), a Member’s Cash Balance Account will be credited each Plan Year with an interest credit equal to the average of the 30-year U.S. Treasury rates, as of March 31, June 30, and September 30 of the preceding Plan Year, rounded to the nearest one-tenth (1/10) of one percent (1%), multiplied by the Member’s Post-2002 Balance as of the last day of the prior Plan Year. If no 30-year U.S. Treasury rate is issued for an applicable date, the Plan will substitute the applicable interest rate specified by Code paragraph 417(e)(3) or its interpretive regulations. The minimum rate of interest credit under this

Subsection will be 4% and the maximum rate will be 12%. Interest credits under this Subsection will be credited as of the last day of the Plan Year, except that if a Member’s Annuity Starting Date is other than the last day of the Plan Year, the Member’s interest credit for the Plan Year in which his Annuity Starting Date occurs (1) will be credited to his Cash Balance Account on or before his Annuity Starting Date and (2) will be equal to the interest credit determined in the first sentence of this Subsection for the Plan Year in which the Member’s Annuity Starting Date occurs, reduced as described in the following sentence, multiplied by the Member’s Post-2002 Balance as of the last day of the prior Plan Year. A Member’s reduced interest credit will be equal to the interest rate determined in the first sentence of this Subsection for the Plan Year in which the Member’s Annuity Starting Date occurs, multiplied by a fraction, the numerator of which is the number of calendar months in the Plan Year up to but not including the month in which his Annuity Starting Date occurs and the denominator of which is 12.

This Fourth Amendment of ESI Pension Plan is executed this 9th day of December, 2010.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Nina F. Esbin
(Signature)

Nina F. Esbin
(Printed)

Sr. VP of Human Resources
(Title)

ATTEST:

/s/ Jenny Yonce
(Signature)

Jenny Yonce
(Printed)

Mgr., Benefits & HRIS
(Title)